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                                                              Exhibit 10.15(b)


                             PAPEREXCHANGE.COM, INC.

                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                                OPTION NO: _____

      THIS AGREEMENT dated as of _________________ ___, 2000, between PaperExchange.com, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the individual identified below, residing at the address there set out (the "Optionee").

      1. Grant of Option. Pursuant and subject to the Company's 2000 Equity Incentive Plan as attached hereto (the "Plan"), the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of ________________ shares (the "Optioned Shares") of the common stock, par value $.001 per share, in the Company (the "Stock"), at a price, of $ ______________ per share. This Option is granted(1) as of _______________ ___,
20__ (the "Grant Date").

      2. Character of Option. This Option ____________ (2) to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      3. Duration of Option. This Option shall expire at 5:00 p.m. on the earlier of

            (a) the seventh(3) anniversary of the Grant Date, and

            (b) the applicable date below, determined based on the circumstances in which the Optionee's employment or other association with the Company and its Affiliates ends (the Optionee's "Termination of Service"):

                  (i) the date of the Optionee's Termination of Service, if by the Company or an Affiliate for cause;

                  (ii) the first anniversary of the Optionee's Termination of Service, if on account of death or, with the consent of the Company,

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      (1) Replacement options will substitute the word "issued" for the word
"granted" and include the following text: "in full substitution of an option (the "Replaced Option") previously granted by PaperExchange.com, LLC, the Company's predecessor, under the PaperExchange.com, LLC 1998 Equity Option Plan (the "Prior Plan"),". The term "Grant Date" is used to establish the initial exercise dates, and accordingly for replacement options the date entered should be the Grant Date of the replaced option.

      (2) Insert "is" or "is not". All replacement options will be "is not".


      (3) Replacement options will expire on the fifth anniversary, rather than seventh anniversary, to avoid any extension of the options they are intended to replace. Such an extension may have adverse accounting effects.


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      permanent and total disability (within the meaning of Section 22(e)(3) of the Code); and

                  (iii) the 90th day after the Optionee's Termination of Service, in any other circumstances.

      4. Exercise of Option. Until its expiration and subject to the remainder of this Section, this Option may be exercised, in the manner specified in
Section 7.1(f) of the Plan, in those installments of Optioned Shares identified in the table below, in full or in part, from and after the initial exercise date set opposite each such installment:

              Number of
        Shares in Installment               Initial Exercise Date
        ---------------------               ---------------------

        One-quarter of the           First anniversary of Grant Date
        Optioned Shares

        1/36th of the remaining      Cumulatively, on the first day of each
        three-quarters of the        month to begin after the first anniversary
        Optioned Shares              of the Grant Date

In the event of the Optionee's Termination of Service by the Company or an Affiliate other than for cause within twelve (12) months after a change in control, on such Termination and for the period thereafter the Option remains exercisable, the Option shall be exercisable to the same extent as it would have been exercisable had the Optionee remained employed by the Company and its Affiliates until the first anniversary of the Optionee's Termination of Service (that is, one additional year's vesting shall be allowed). For this purpose "change of control" means any transaction, or the initial transaction in a series of related transactions, occuring after the date hereof if immediately after such transaction or series more than 50% of the Company's equity securities have ceased to be owned, directly or indirectly, by persons which beneficially owned the Company's equity securities, directly or indirectly, immediately prior to such transaction or series.

         Notwithstanding anything contained herein to the contrary, if this Option does not otherwise terminate immediately upon the Optionee's Termination of Service, after such Termination of Service this Option shall, until its expiration, be exercisable only to the extent exercisable immediately prior to such Termination. Futhermore, this Option shall in no event be exercisable for a fractional share, with an fractional share being carried forward to future installments until a whole share results. Finally, this Option may not be exercised to any extent unless and until the Optionee has become a party to, and then only while the Optionee remains bound by the provisions of, the Stockholders' Agreement.

      5. Transfer of Options. This Option may not be transferred except by will or the laws of descent and distribution, and, during the lifetime of the Optionee, may be exercised only by the Optionee.

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      6. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 9 (Settlement of Awards).

      7.(4) Relationship to Replaced Option; Optionee's Acknowledgement. The Prior Plan provided that the Optionee would be entitled to exercise the Replaced Option in full if the conversion of the Company from a limited liability company into a corporation constituted a reorganization and the Company did not offer the Optionee an option which substantially preserves the rights and benefits of the Replaced Option. The Optionee acknowledges and agrees this Option does substantially preserve the rights and benefits of the Replaced Option. The Optionee accepts this Option in complete substitution and replacement for the Replaced Option and all of his or her rights under the Replaced Option and the Prior Plan, and further agrees upon request of the Company to surrender all copies of the Replaced Option.

      8. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.

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      (4)   Included only in replacement options.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

PAPEREXCHANGE.COM, INC.


By:   ___________________________    ___________________________________________
Title:___________________________    Signature of Optionee

                                     ___________________________________________
                                     Name of Optionee

                                     Optionee's Address:

                                     ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

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